UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

Manhattan Associates, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-23999	58-2373424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 955-7070

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 12, 2011, the Board of Directors of Manhattan Associates, Inc. (the “Company”) promoted Eddie Capel to Executive Vice President and Chief Operating Officer and Dennis Story to Executive Vice President, Chief Financial Officer and Treasurer. Mr. Capel previously served as Executive Vice President—Global Operations of the Company, and Mr. Story previously served as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

There are no arrangements or understandings between each of Mr. Capel and Mr. Story, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Capel was appointed as the Company’s Executive Vice President and Chief Operating Officer and Mr. Story was appointed as the Company’s Executive Vice President and Chief Financial Officer. There are no related party transactions between the Company, on the one hand, and each of Mr. Capel and Mr. Story, on the other hand, that are required to be disclosed under Item 404(a) of Regulation S-K. Certain biographical information concerning Messrs. Capel and Story has been previously filed in the Company’s Definitive Proxy Statement filed with the Securities & Exchange Commission on April 9, 2010 related to its 2010 Annual Meeting of Shareholders.

Item. 7.01 Regulation FD Disclosure

Furnished herewith as Exhibit 99.1 is the Company’s press release dated January 12, 2011 announcing the promotions described above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By: /s/ Dennis B. Story
Dennis B. Story
Executive Vice President and Chief Financial Officer

Dated: January 12, 2011